UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 30, 2012 (November 30, 2012)

MONAR INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-54166
(Commission File No.)

1103 United Success Commercial Centre
508 Jaffe Road
Causeway Bay, Hong Kong
(Address of principal executive offices and Zip Code)

852-9738-1945
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE.

On November 30, 2012, we announced that we have entered into a Stategic Alliance and Distribution Agreement for M-Fuel with Ecolocap Solutions of Chicago.  We will set up a production center in Canada, the first in North America for M-Fuel, a fuel emulsion proven to reduce consumption of diesel fuel by up to 30% and reduce emissions by up to 80%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 30th day of November, 2012.

MONAR INTERNATIONAL INC.

BY:	ROBERT CLARKE
Robert Clarke
President and Principal Executive Officer